UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2007

BIOPHAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-26057	82-0507874
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

15 Schoen Place, Pittsford, New York 14534
(Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2007, Biophan Technologies, Inc. (the “Company”) entered into a Settlement Agreement with SBI Brightline LLC, SBI Brightline XI LLC and Biomed Solutions, LLC, pursuant to which (i) a promissory note issued by the Company to Biomed Solutions, LLC, with a current balance of $1,750,000 was reduced by $1,050,000, (ii) warrants to purchased 1,180,000 shares of common stock of the Company, issued to SBI Brightline XI, LLC, were terminated, (iii) a Stock Purchase Agreement dated as of May 27, 2005 and amended on January 8, 2006, between the Company and SBI Brightline XI, LLC was terminated, and (iv) the parties mutually released each other with respect to prior claims.

Item 9.01 Exhibits.

Exhibit Number   Description

10.1	Settlement Agreement, dated November 5, 2007, by and among SBI Brightline LLC, SBI Brightline LLC XI, Biophan Technologies, Inc. and Biomed Solutions, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHAN TECHNOLOGIES, INC.

Dated: November 9, 2007	By:	/s/ John Lanzafame
Name: John Lanzafame
Title: Chief Executive Officer